                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                       TRANSACT TECHNOLOGIES INCORPORATED

               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED

                                                   Jurisdiction of                           Percentage
Name                                               Incorporation              Owner             Owned
----                                               -------------              -----             -----
TransAct.com, Inc.                                 Delaware                  TransAct           100%
                                                                           Technologies
                                                                           Incorporated

TransAct Technologies Limited                      United Kingdom            TransAct           100%
(formerly Ithaca Peripherals Limited)                                      Technologies
                                                                           Incorporated

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